Exhibit 10.84

September 11, 2015

Molly Miller, Ph.D. 1102 Robertson Way

Glenmoore, PA 19343

Re: Salary and Benefits Continuation

Dear Molly:

As you are aware, last week Unilife announced the initiation of a review of strategic alternatives to maximize shareholder value. Molly, you have been instrumental in building this company and are a key pillar of our organization. The Management Team and Board of Directors are very grateful for your dedication, commitment, and contributions and we look forward to your continued contributions to ensure the future success of Unilife, particularly as the company focuses on its strategic alternatives.

To recognize and express Unilife's commitment to you, effective immediately, in the unlikely event your employment at Unilife is terminated for any reason other than for cause by Unilife or by any successor or affiliate, Unilife will pay you your then current base salary, for six months, in accordance with Unilife’s standard payroll practices then in effect, commencing on the fifteenth day after the  date  that  your employment terminates and that you execute an appropriate general release. Furthermore, all of your outstanding and unvested stock-based awards shall vest immediately upon the unlikely termination of your employment for any reason other than for cause.

Additionally, provided that you elect to receive COBRA health, vision and dental care continuation coverage, Unilife will pay the cost of your COBRA health, vision and dental care continuation coverage premiums (for yourself and your eligible dependents) for six months, commencing on the first day of the month immediately after the month  which includes the date that your employment   terminates.

Molly, thank you very much for all that you are doing to ensure Unilife's continued success and we are looking forward to many more great contributions from you in the future.

Sincerely,

/s/ Ramin Mojdeh

Ramin Mojdeh, Ph.D.

President & Chief Operating Officer

Agreed and accepted:

/s/ Molly Miller	21Sep2015
Molly Miller, Ph.D.	Date